As filed with the Securities and Exchange Commission on December 1, 1998
                                           Registration No. 33-50601
========================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 3
                               to
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                        PG&E CORPORATION
     (Exact name of registrant as specified in its charter)

             California                             94-3234914
(State or other jurisdiction          (I.R.S. Employer Identification No.)
of incorporation or organization)

               One Market, Spear Tower, Suite 2400
                 San Francisco, California 94105
       (Address of principal executive offices) (zip code)

                        Savings Fund Plan
        for Employees of Pacific Gas and Electric Company
                    (Full title of the Plan)

                      Gary P. Encinas, Esq.
                      77 Beale Street, B30A
                         P.O. Box 770000
                 San Francisco, California 94177
             (Name and address of agent for service)

Telephone number, including area code, of agent for service:
                         (415) 973-2784

INTRODUCTORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (No. 33-50601) filed by PG&E Corporation covering the offer and sale of up to 20,000,000 shares of its common stock (the "Registered Shares") to participants of the Savings Fund Plan for Employees of Pacific Gas and Electric Company is filed for the purpose of transferring 1,000,000 of the remaining unsold Registered Shares (the "Transferred Shares") to Registration Statement on Form S-8 (No. 333-68155) filed by PG&E
Corporation to register the offer and sale of the Transferred Shares (plus one share of PG&E Corporation common stock) to the employees of PG&E Gas Transmission Northwest Corporation, a subsidiary of PG&E Corporation, who participate in the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees and the PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Management Employees.

                              PART I

Information required by Items 1 and 2 of Part I to be contained in the Section 10(a) prospectus need not be filed with the Commission as part of the registration statement.

                             PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents are incorporated by reference in this registration statement: (i) the latest annual reports of PG&E Corporation (the "Registrant") and the Savings Fund Plan for Employees of Pacific Gas and Electric Company filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock ("Common Stock") filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant or by the
Savings Fund Plan for Employees of Pacific Gas and Electric Company after the date of this registration statement pursuant to Sections 13(a), 13c, 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

          Inapplicable.


Item 5.   Interests of Named Experts and Counsel.

          The Registrant hereby incorporates by reference the response to this item which appears in Post-Effective Amendment
No. 2 to this Registration Statement filed on December 30, 1996.


Item 6.   Indemnification of Directors and Officers.

          The Registrant hereby incorporates by reference the response to this item which appears in Post-Effective Amendment
No. 2 to this Registration Statement filed on December 30, 1996.

Item 7.   Exemption from Registration Claimed.

          Inapplicable.

Item 8.   Exhibits.


          5.1 The Registrant's subsidiary, Pacific Gas and Electric Company ("PG&E"), has received a favorable determination letter from the Internal Revenue Service ("IRS") concerning the qualification of the Savings Fund Plan for Employees of Pacific Gas and Electric Company (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended. The Registrant will cause PG&E to submit any future material amendments to the Plan to the IRS for a favorable determination that the Plan, as amended, continues to so qualify.

          5.2  Opinion of Bruce R. Worthington, Esq.
          (incorporated by reference to Exhibit 5.2 of Post-
          Effective Amendment No. 2 to this Registration
          Statement).

          23.1  Consent of Arthur Andersen LLP.

          23.2  Consent of Bruce R. Worthington (included in
          Exhibit 5.2 hereto).

          24.1  Powers of Attorney.

          24.2 Resolution of the Board of Directors authorizing the execution of this post-effective amendment to Registration Statement No. 33-50601.


Item 9.   Undertakings.

          The Registrant hereby incorporates by reference the response to this item which appears in Post-Effective Amendment
No. 2 to this Registration Statement filed on December 30, 1996.

                           SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to Registration Statement No. 33-50601 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 1st day of December, 1998.

                                   PG&E CORPORATION
                                     (Registrant)


                                        GARY P. ENCINAS
                                   By ---------------------------
                                        GARY P. ENCINAS
                                        Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to Registration Statement No. 33-
50601 has been signed by the following persons in the capacities indicated and on the dates indicated.


          Signatures               Title           Date
A.   Principal Executive
     Officer
     *ROBERT D. GLYNN, JR.    Chairman of the    December 1, 1998
                              Board, President,
                              and Chief
                              Executive Officer

B.   Principal Financial
     Officer
     *MICHAEL E. RESCOE       Senior Vice        December 1, 1998                                President
                              and Chief Financial
                              Officer

C.   Controller or
     Principal Accounting
     Officer                  Vice President and
     *CHRISTOPHER P. JOHNS    Controller          December 1, 1998

D.   Directors

          *ROBERT D. GLYNN, JR. )
          *RICHARD A. CLARKE    )
          *H. M. CONGER         )
          *MARY S. METZ         )
          *JOHN C. SAWHILL      )

          *WILLIAM S. DAVILA    )
          *REBECCA Q. MORGAN    )
          *DAVID A. COULTER     )Directors
          *C. LEE COX           )
          *ALAN SEELENFREUND    )
          *RICHARD B. MADDEN    )
          *BARRY LAWSON WILLIAMS)
          *DAVID M. LAWRENCE     )
          *CARL E. REICHARDT     )




* By   GARY P. ENCINAS
      --------------------------
       (Gary P. Encinas,
         Attorney-in-Fact)

<PLAN>

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this post-effective amendment to Registration Statement No. 33-50601 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 1st day of December, 1998.




                         SAVINGS FUND PLAN FOR EMPLOYEES OF
                         PACIFIC GAS AND ELECTRIC COMPANY

                           By BRUCE R. WORTHINGTON
                              --------------------------------
                              Bruce R. Worthington, Chairman,
                              Employee Benefit Finance CommittEE

                          EXHIBIT INDEX


     23.1 Consent of Arthur Andersen LLP.

     24.1 Powers of Attorney.

     24.2 Resolution of the Board of Directors authorizing the execution of this post-effective amendment to Registration
     Statement No. 33-50601.

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